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                            SHARE EXCHANGE AGREEMENT

                           AND PLAN OF REORGANIZATION

                            DATED AS OF JUNE 30, 1997

                                  BY AND AMONG

                                  SHAREHOLDERS

                                       OF

                           PIMA HEART ASSOCIATES, P.C.

                                       AND

                              MEDCATH INCORPORATED


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I EXCHANGE OF SHARES..................................................1
   1.01 Exchange of Shares....................................................1
   1.02 Further Assurances....................................................1

ARTICLE II METHOD OF EXCHANGE.................................................2
   2.01 Exchange Value........................................................2
   2.02 Manner of Delivery....................................................2

ARTICLE III CLOSING...........................................................2
   3.01 Closing...............................................................2
   3.02 Postponement of Closing Date..........................................3

ARTICLE IV DOCUMENTS TO BE DELIVERED AT CLOSING...............................3
   4.01 Deliveries by Shareholders............................................3
   4.02 Deliveries by MedCath.................................................4

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS......................4
   5.01 Organization; Good Standing...........................................5
   5.02 Corporate Documents...................................................5
   5.03 Power; Authority......................................................5
   5.04 Capitalization; Title.................................................6
   5.05 Financial Statements..................................................6
   5.06 Absence of Undisclosed Liabilities....................................6
   5.07 Absence of Certain Recent Changes.....................................7
   5.08 Title to Assets.......................................................8
   5.09 Contracts and Leases..................................................8
   5.10 Defaults and Consents.................................................9
   5.11 Litigation, Etc......................................................10
   5.12 Court Orders, Decrees and Laws.......................................10
   5.13 Employee Matters.....................................................10
   5.14 Labor Matters........................................................10
   5.15 Insurance; Malpractice...............................................11
   5.16 Books of Account, Reports............................................11
   5.17 No Finders or Brokers................................................11
   5.18 Inventory............................................................11
   5.19 Equipment............................................................11
   5.20 Employee Benefit Plans...............................................12
   5.21 Power of Attorney....................................................15
   5.22 Bank Accounts; Officers..............................................15
   5.23 Environmental Matters................................................15
   5.24 Fraud and Abuse......................................................15
   5.25 Receivables..........................................................16
   5.26 Taxes................................................................16

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   5.27 Investments..........................................................18
   5.28 Affiliated Transactions..............................................18
   5.29 Investment Representations and Warranties............................18
   5.30 Tax and Securities Advice, Etc.......................................20
   5.31 Disclosure...........................................................20

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF MEDCATH.........................20
   6.01 Organization; Good Standing..........................................21
   6.02 Power; Authority.....................................................21
   6.03 Conflicting Agreements...............................................21
   6.04 MedCath Shares.......................................................21
   6.05 Investment Intent....................................................22
   6.06 Litigation...........................................................22
   6.07 Disclosure...........................................................22
   6.08 Legal Compliance.....................................................22
   6.09 Registration Rights..................................................22

ARTICLE VII COVENANTS OF THE COMPANY AND THE SHAREHOLDERS....................23
   7.01 Conduct of Business..................................................24
   7.02 No Dividends on Shares; No Share Transfers...........................24
   7.03 Governmental Filings.................................................24
   7.04 Assistance...........................................................24
   7.05 Access...............................................................25
   7.06 Material Contracts...................................................25
   7.07 Intentionally Omitted................................................25
   7.08 Confidentiality......................................................25
   7.09 Benefit Plans........................................................25
   7.10 Tax Matters..........................................................26
   7.11 Tax Indemnification..................................................26

ARTICLE VIII SHAREHOLDERS' CONDITIONS PRECEDENT..............................26
   8.01 MedCath's Representations, Warranties and Covenants..................27
   8.02 No Actions...........................................................27
   8.03 Consents and Approvals...............................................27
   8.04 Inquiries; Investigations............................................27
   8.05 Deliveries...........................................................27

ARTICLE IX COVENANTS OF MEDCATH..............................................27
   9.01 Governmental Filings.................................................28
   9.02 Assistance...........................................................28
   9.03 Confidentiality......................................................28

                                       ii

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ARTICLE X MEDCATH'S CONDITIONS PRECEDENT.....................................28
   10.01 Shareholders' Representations, Warranties and Covenants.............28
   10.02 No Actions..........................................................28
   10.03 Consents and Approvals..............................................29
   10.04 Inquiries; Investigations...........................................29
   10.05 Material Adverse Change.............................................29
   10.06 Intentionally Omitted...............................................29
   10.07 Percentages of Shareholders Signing Agreement.......................29
   10.08 Deliveries..........................................................29
   10.09 Bank Accounts.......................................................30
   10.10 Change in Accounting................................................30
   10.11 Bank Loan...........................................................30

ARTICLE XI TERMINATION.......................................................30
   11.01 Methods of Termination..............................................30
   11.02 Effect of Termination...............................................31

ARTICLE XII SURVIVAL; INDEMNIFICATION........................................31
   12.01 Survival............................................................31
   12.02 Indemnification by Shareholders.....................................31
   12.03 Indemnification by MedCath..........................................32
   12.04 [INTENTIONALLY LEFT BLANK]..........................................32
   12.05 Method of Asserting Claims..........................................32
   12.06 Special Recovery Provisions.........................................34
   12.07 Definitions.........................................................35

ARTICLE XIII GENERAL.........................................................36
   13.01 Entire Agreement; Modifications.....................................36
   13.02 Binding Effect......................................................37
   13.03 Public Announcements................................................37
   13.04 Counterparts........................................................37
   13.05 Costs and Expenses..................................................37
   13.06 Assignment..........................................................37
   13.07 Notices.............................................................37
   13.08 Governing Law.......................................................38
   13.09 Severability........................................................39
   13.10 Review By Shareholders..............................................39
   13.11 Knowledge...........................................................39
   13.12 Cancellation of Shareholders Agreement..............................39

                                       iii

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                            SHARE EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION


     THIS SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of the 30th day of June, 1997 is by and among those shareholders of PIMA HEART ASSOCIATES, P.C. ("Company") who have executed this Agreement below (each such person being individually referred to herein as a "Shareholder" and collectively as the "Shareholders") and MEDCATH INCORPORATED, a North Carolina corporation ("MedCath").

                                   BACKGROUND

     A. The Shareholders at Closing shall be the owners of Two Thousand Six Hundred (2,600) shares of the issued and outstanding common shares of the Company, representing 100% of the issued and outstanding common shares of the Company as of the Closing Date.

     B. MedCath desires to issue and exchange shares of its common stock with the Shareholders in exchange for their common shares of the Company, and the Shareholders desire to so exchange their common shares of the Company for common shares of MedCath in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, as amended, such that following such exchange the Company shall be a wholly-owned subsidiary of MedCath.

     Accordingly, in consideration of the mutual promises contained herein and intending to be legally bound, the Company, the Shareholders and MedCath hereby agree as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

     1.01 Exchange of Shares.

     Each of the Shareholders hereby agrees to exchange all of his, her or its common shares of the Company (the "Company Shares"), which in the aggregate shall, as of the Closing Date, constitute all of the issued and outstanding capital shares of the Company, on the terms and conditions herein set forth. MedCath, in reliance upon the representations and warranties of the Shareholders and the covenants of the Shareholders and the Company contained herein and subject to the terms and conditions of this Agreement, hereby agrees to exchange common shares of MedCath for Company Shares in the manner provided in Article II hereof.

     1.02 Further Assurances.

     Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the exchange of Company Shares for MedCath Shares (as defined by Section 2.01 below), to vest

MedCath with full title to all Company Shares, to vest the Shareholders with full title to all MedCath Shares, and to ensure that the Company continues to have, following the consummation of such exchange, all of the assets, rights, permits, licenses, properties, approvals, immunities and franchises of the Company on the date hereof and to otherwise to effect the other purposes of this Agreement.

                                   ARTICLE II
                               METHOD OF EXCHANGE

     2.01 Exchange Value.

     In exchange for the Company Shares, MedCath shall issue to the Shareholders Five Hundred Thousand and Six (500,006) of its shares of common stock, $.01 par value per share (the "MedCath Shares") and deliver such shares in the manner provided in Section 2.02. Each of the Shareholders is exchanging the number of Company Shares referenced on Exhibit A attached hereto, and shall, in accordance with this Article II, be issued in exchange the number of MedCath Shares referenced on Exhibit A.

     2.02 Manner of Delivery.

          (a) On the Closing Date, MedCath shall cause to be issued to the Shareholders by LaSalle National Bank (the "Exchange Agent") Five Hundred Thousand and Six (500,006) duly authorized, fully paid and non-assessable whole MedCath Shares, the certificates for which shall be delivered no later than three (3) days after the Closing Date (as defined by Section
     3.01 below).

          (b) In the case of any lost, mislaid, stolen or destroyed certificate for Company Shares (each a "Company Certificate" and collectively "Company Certificates"), the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in this
     Article II, to deliver to MedCath a bond in such reasonable sum or a satisfactory indemnity agreement as MedCath may direct as indemnity against any claim that may be made against the Exchange Agent or the Company with respect to the Company Certificate alleged to have been lost, mislaid, stolen or destroyed.

                                   ARTICLE III
                                     CLOSING

     3.01 Closing.

     The closing (the "Closing") of the transactions contemplated by this Agreement and the Exhibits and Schedules hereto (the "Transactions") shall take place at the offices of Bonn, Luscher, Padden & Wilkins, or at such other location as mutually agreed upon by MedCath and the Shareholders, promptly after the conditions precedent set forth in Article VIII and Article X have been satisfied but in no event later than September 30, 1997, unless extended as provided herein, (the actual date on which Closing occurs is referred to herein as the "Closing Date");

provided, however, nothing contained herein shall obligate any party to close hereunder if any of the conditions to such party's obligation to close (as set forth in Article VIII or Article X hereof, as appropriate) are not satisfied.

     3.02 Postponement of Closing Date.

     The Closing Date may be postponed by mutual agreement signed by MedCath and the Shareholders.

                                   ARTICLE IV
                      DOCUMENTS TO BE DELIVERED AT CLOSING

     4.01 Deliveries by Shareholders.

     At the Closing, the Shareholders and the Company shall deliver, or cause to be delivered, to MedCath all of the following documents and instruments:

          (a) Certificates evidencing the Company Shares duly endorsed to MedCath or accompanied by stock powers.

          (b) Unaudited balance sheets and related statements of income and retained earnings and cash flows of the Company, calculated on a cash (and on an accrual basis) as of and for the three (3) month period ending the month prior to the Closing Date (the "Stub Financial Statements").

          (c) The resignation of all directors and removal of all officers of the Company to be effective immediately after the Closing.

          (d) Closing certificates duly executed by Shareholders and the Company in the form satisfactory to MedCath.

          (e) A certificate executed by the Secretary of the Company (i) attaching copies of the corporate resolutions adopted by the Board of Directors of the Company authorizing, adopting and approving or ratifying the execution, delivery and performance of this Agreement and the consummation of the Transactions by the Company, (ii) confirming the incumbency of officers executing this Agreement and the agreements, documents and instruments to be executed and delivered by the Company at the Closing, and (iii) attaching copies of the Articles of Incorporation and Bylaws of the Company, and certifying as to the accuracy and completeness of such corporate documents.

          (f) A Certificate of Good Standing issued by the Secretary of the State of Arizona, dated as of a date no earlier than fifteen (15) days prior to the Closing Date, evidencing that the Company is a corporation in good standing under the laws of the State of Arizona.

          (g) The opinion of Bonn, Luscher, Padden & Wilkins, as counsel to the Company and the Shareholders, dated the Closing Date, in the form satisfactory to MedCath.

          (h) Estoppel certificates dated as of a date no earlier than sixty
     (60) days prior to the Closing Date from each lessor stating that the Company is in compliance with its lease agreements and that there are no outstanding amounts owing thereunder to lessor (other than amounts owing with respect to the then current month) and containing other terms and conditions customary for a lessor's estoppel certificate.

          (i) The Service Agreement between the Company and Pima Heart Physicians, P.C. (the "Practice") duly executed by such parties.

     4.02 Deliveries by MedCath.

     At the Closing, MedCath shall deliver, or cause to be delivered, to the Shareholders all of the following documents and instruments:

          (a) Or as soon as possible thereafter, certificates evidencing the MedCath Shares required to be issued to the Shareholders pursuant to
     Section 2.02 hereof.

          (b) Closing certificates executed by MedCath in the form satisfactory to the Shareholders.

          (c) A certificate executed by the Secretary of MedCath attaching a copy of the corporate resolutions adopted by the Board of Directors of MedCath authorizing the execution, delivery and performance of this Agreement and consummation of the Transactions by MedCath.

          (d) The opinion of Moore & Van Allen, as counsel for MedCath, dated the Closing Date in the form satisfactory to the Shareholders.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

     Each Shareholder represents and warrants to MedCath as of the Closing Date as follows, it being understood and agreed, however, that (a) each Shareholder severally (and not jointly) makes the representations and warranties hereinafter set forth in Sections 5.03, 5.04, 5.29 and 5.30 hereof, and (b) each Shareholder, jointly and severally, with all other Shareholders, makes those other representations and warranties set forth in this Article V of this
Agreement:

     5.01 Organization; Good Standing.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has full power and authority to own its properties and to carry on its business as now conducted. The Company is not duly qualified to conduct business as a foreign corporation in any other state.

     5.02 Corporate Documents.

     True and correct copies of the Company's by-laws and the Company's articles of incorporation, all as currently in effect, have been delivered to MedCath. Copies of the minute books and share records of the Company have been delivered to MedCath prior to the date hereof and such copies were complete and accurately reflect in all material respects all proceedings of the shareholders and directors of the Company and ownership of all outstanding shares, options, warrants and other rights to acquire shares of the Company. Except as disclosed on Schedule 5.02, neither the Company nor any Shareholder is a party to any shareholder agreement or voting trust which is currently or is as of the Closing Date in effect relating to the Company and/or any equity interest therein.

     5.03 Power; Authority.

          (a) Each Shareholder has full power, authority and the legal capacity to enter into this Agreement and the other agreements, documents and instruments contemplated hereby to which such Shareholder is a party and to consummate the transactions contemplated hereby, and this Agreement and such other agreements, documents and instruments have been (or will be) duly executed and delivered by such Shareholder and are (or will be) the valid and legally binding obligations of such Shareholder enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or other similar laws relating to or effecting the rights of creditors general and the availability of equitable remedies. Neither the execution of this Agreement or such other documents by such Shareholder nor the consummation of the Transactions will constitute or cause a breach or violation of any agreements, covenants, or obligations binding upon such Shareholder and affecting the Company Shares owned by such Shareholder. No consent of any other party is required for the Transactions and the documents executed by such Shareholder in connection herewith to be valid and legal binding obligations of such Shareholder.

          (b) The Company has full power, authority and legal capacity to enter into this Agreement and the other agreements, documents and instruments contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby. This Agreement and such other agreements, documents and instruments have been (or will be) duly executed and delivered by the Company and are (or will be) valid and legally binding obligations of the Company enforceable in accordance with the their terms except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium or other similar laws relating to or effecting the rights of creditors generally and the availability of equitable remedies.

     5.04 Capitalization; Title.

          (a) The Company's authorized capitalization consists of One Hundred Thousand (100,000) common shares of which Two Thousand Six Hundred (2,600) shares are issued and outstanding as of the Closing Date. Attached as
     Schedule 5.04 hereto is a true and correct list of all Shareholders of the Company as of the Closing Date, the residence address of such Shareholder and the number of Company Shares held by each Shareholder.

          (b) Each Shareholder of the Company is the true and lawful beneficial and record owner of the number of Company Shares set forth opposite such Shareholder's name on Schedule 5.04 hereto, and such shares are owned by such Shareholder free and clear of all liens, security interests, charges, options, agreements, and encumbrances (collectively, a "Share Lien").

          (c) All of the Company Shares are validly issued, fully paid, and nonassessable and there are, and shall be as of or on the Closing Date, no options, calls, warrants, or any other securities, rights or common share equivalents outstanding, which are convertible into, exercisable for or relate to, any capital shares of the Company. The Company Shares described on Schedule 5.04 hereto constitute all of the issued and outstanding capital shares of the Company. All Company Shares were issued in compliance with all applicable federal and state securities laws, rules, and regulations.

     5.05 Financial Statements.

     The balance sheets of Company at February 29, 1996 and February 28, 1997 for the fiscal year to date through May 31, 1997, and the related statements of income and cash flows for the periods then ended, are included as Schedule 5.05 (the financial statements and the related notes being herein called "Financial Statements"). The Financial Statements and the Stub Financial Statements are prepared on the cash basis of accounting on a consistent basis throughout the periods involved, and on that basis, the financial statements are true, complete and accurate in all material respects and present fairly the assets, liabilities and financial condition of Company at the respective dates thereof and the results of its operations for the periods then ended.

     5.06 Absence of Undisclosed Liabilities.

     Other than with respect to obligations to be performed after the Closing Date which are listed on Schedule 5.06, or are otherwise specified in Section
5.09 below, and other than obligations to National Bank of Arizona with respect to equipment acquired prior to the date hereof, the Company has no and shall not have as of the Closing Date liabilities or obligations whether accrued, absolute, contingent or otherwise other than up to Thirty Thousand Dollars ($30,000.00) in accounts payable due to unrelated third parties incurred in the ordinary course of business, consistent with past practice, and which include no amounts for salaries, benefits or taxes for physicians.

     5.07 Absence of Certain Recent Changes.

     Except as disclosed on Schedule 5.07 or reflected on the Financial Statements or except with respect to this Agreement, Company has not, since December 31, 1996, except in the ordinary course of business consistent with past practice:

          (a) incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets, other than the loan from a bank in an amount to be agreed upon by the parties but not to exceed [
                        ] (the "Bank Loan") the proceeds of which are to be used to pay the Compensation Amount (as defined below) prior to the date hereof which Bank Loan shall allow for voluntary full or partial prepayments;

          (b) suffered any damage, destruction or loss, to any of the tangible Assets (as defined by Section 5.08(a), whether or not covered by insurance;

          (c) increased the regular rate of compensation payable to any employee or any physician; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required, exclusive however of the payment of compensation to the Shareholders in an amount to be agreed upon by the parties but not to exceed [
                                         ] immediately prior to the date hereof
     (the "Compensation Amount");

          (d) established or agreed to establish any pension, retirement or welfare plan for the benefit of its employees not theretofore in effect;

          (e) suffered any change in its financial condition, assets, liabilities or business or suffered any other event or condition of any character which individually or in the aggregate has or might reasonably be expected to have a material adverse effect on its business;

          (f) experienced any labor organizational efforts, strikes or formal complaints or entered into any collective bargaining agreements with any union;

          (g) made any single capital expenditure which exceeded $5,000 or made aggregate capital expenditures which exceeded $50,000;

          (h) disposed of any of its assets having a value greater than $5,000 or written down the value of any of its assets, or revalued any of its assets;

[ ] These portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

          (i) paid, discharged or satisfied any claims, liabilities or obligations other than in the ordinary course of its business (absolute, accrued, contingent or otherwise);

          (j) canceled any debts or waived any claims or rights of substantial value other than in the ordinary course of its business;

          (k) entered into, amended or terminated any contract, agreement or license to which it is a party other than in the ordinary course of its business;

          (l) entered into a material transaction or made any change in any method of accounting or accounting practice prior to the date hereof, other than the change to the accrual basis method for tax and accounting purposes;

          (m) canceled, or failed to continue, insurance coverages; or

          (n) agreed, whether in writing or otherwise, to take any action described in this Section 5.07.

     5.08 Title to Assets.

          (a) Schedule 5.08(a) is a complete and accurate list of each of the Company's material assets, tangible or intangible, real or personal having an individual value greater than $1,000.00 (the "Assets").

          (b) Except as disclosed in Schedule 5.08(b), Company has, or will have on the Closing Date, good and marketable title to all of the Assets free and clear of all liens, security interests, mortgages, claims or encumbrances of any type or nature ("Encumbrances"). The Assets consisting of owned personal property are subject to no Encumbrances except the security interests of record set forth on Schedule 5.08(b), which Schedule is a copy of UCC searches duly obtained by Company and which searches show security interests of record relating to such Assets in every place where such security interests are legally required to be filed and includes copies of all such financing statements.

          (c) The Assets constitute all of the non-real estate operating assets of Company necessary or appropriate for the continued operation of the business of the Company as it was conducted during the prior twelve (12) month period. Immediately following the Closing Date, the Company shall have sufficient title in and to the assets necessary or advisable to operate and conduct the business of the Company in the same fashion as Company was conducting such business.

     5.09 Contracts and Leases.

     Schedule 5.09 is a list of each contract, lease, sublease, agreement and other instrument to which Company is a party or is bound that is for an amount in excess of $5,000 or for a term in excess of twelve (12) months in duration. Except as noted in such Schedule 5.09, all such contracts, leases, subleases and agreements are in full force and effect, there has been no threatened cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and, assuming the receipt of the appropriate consents, all will continue to be binding in accordance with their terms after consummation of the transaction contemplated herein; except as noted in Schedule 5.09, there are no contracts, subleases, agreements or other instruments to which Company is a party or bound (other than physician employment contracts and insurance policies) which could either singularly or in the aggregate have an adverse effect on the value to MedCath or the Company or which could inhibit or prevent Company in its ability to transfer to or vest in MedCath good and sufficient title to the Company Shares; and, except as disclosed on Schedule 5.09, Company is not a party to or bound by any employment agreements or any agreements that contain any bonus, severance or termination pay liabilities or obligations or by any agreements to loan to or guarantee any loan to an employee. Except as set forth otherwise in
Schedule 5.09, in every instance where consent is necessary, Company shall, on or before the Closing Date, obtain and deliver to MedCath in writing, effective as of the Closing Date, such consents as are necessary to enable the Company to enjoy all of the rights now enjoyed by Company under such contracts (exclusive of contracts for the provision of medical services). Said consent shall be in a form reasonably acceptable to MedCath and shall contain an acknowledgment by the consenting party that Company has fully complied with and is not in default under any provision of the particular contract or agreement.

     5.10 Defaults and Consents.

     Except as disclosed in Schedule 5.10, Company, to the best of its knowledge, is not in default under, nor has any event occurred which, with notice or the lapse of time or action by a third party, could result in a default under any outstanding indenture, mortgage, contract, lease or agreement to which Company is a party or by which Company may be bound or under any provision of the Articles of Incorporation, Bylaws, or other governing documents of Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) result in a significant liability to Company other than is contemplated by or related to this Agreement; (b) constitute a violation of or a default under, or a conflict with, (i) any term or provision of the Articles of Incorporation, Bylaws, or other governing documents of Company or (ii) any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or (iii) any material contract, commitment, indenture, lease, sublease or other agreement, or (iv) any other restriction of any kind to which Company is a party or by which Company is bound; (c) cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of Company to be accelerated, or increase any such liability or obligation; or (d) require any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority.

     5.11 Litigation, Etc.

     Except as disclosed in Schedule 5.11, there is no litigation, arbitration, governmental claim, investigation or proceeding pending or, to the best knowledge of Company and the Shareholders, threatened against Company or a Shareholder at law or in equity, before any court, arbitration tribunal or governmental agency. No such proceeding set forth in Schedule 5.11 concerns the ownership or other rights with respect to the Assets or the Company Shares. Except as disclosed on Schedule 5.11, Company knows of no facts based on which material claims may be hereafter made against it. Except as set forth on
Schedule 5.11, Company has been informed by its carriers that all claims and litigation against Company and its employees involving allegations of medical malpractice are fully covered by insurance, less co-payments and deductibles.

     5.12 Court Orders, Decrees and Laws.

     There are no outstanding or, to the best of Company knowledge, threatened orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against or affecting Company or the Assets. Company is in compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to the operation of its business, including, without limitation, matters relating to antitrust and anti-competitive practices, discrimination, employment, and health and safety, and has received no notices of alleged violations thereof except as disclosed in
Schedule 5.12 hereof. No governmental authorities are presently conducting proceedings against Company and no such investigation or proceeding is pending or being threatened. Company has all federal, state and local permits, certificates, licenses, approvals and other authorizations necessary in the conduct and operation of the Company. Schedule 5.12 contains a list of all such governmental licenses and permits. All such licenses and permits of Company are in full force and effect, and no violations are or have been recorded in respect thereof for which a fine or penalty may be levied after the Closing, and no proceeding is pending or threatened to revoke or limit any thereof. The Shareholders shall cooperate with and assist MedCath in all respects concerning the continued validity of all permits, licenses, consents or approvals required by all applicable laws as a result of this transaction.

     5.13 Employee Matters.

     Included as Schedule 5.13 is a list of all current employees, officers and consultants of Company and their annual compensation.

     5.14 Labor Matters.

     Except as disclosed in Schedule 5.14, Company has no collective bargaining agreements with any labor union and is not currently negotiating with a labor union. No employee of Company has ever petitioned for a representation election. Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no unfair labor practice complaint against Company pending before the National Labor Relations Board or strike, dispute, slowdown or stoppage actually pending or, to its knowledge, threatened against or affecting Company.

     5.15 Insurance; Malpractice.

     Schedule 5.15 is a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Except as set forth on Schedule 5.15, (a) Company, to the best of its and the Shareholders' knowledge, has never filed a written application for any insurance coverage which has been denied by an insurance agency or carrier and (b) Company has been continuously insured for professional malpractice claims for at least the past seven (7) years. Schedule 5.15 also sets forth a list of all claims for any loss in excess of Five Thousand Dollars ($5,000) per occurrence, filed by Company during the three (3) year period immediately preceding the Closing Date, including but not limit to, worker's compensation, general liability, environmental liability and professional malpractice liability claims. Company, to the best of its knowledge, is not in material default with respect to any provision contained in any such policy and neither has failed to give any notice or present any claim under any such policy in due and timely fashion.

     5.16 Books of Account, Reports.

     The books of account of Company accurately and fairly reflect its transactions and the disposition of its assets consistent with the past practices of Company. Company has filed all reports and returns required by any law or regulation to be filed by it.

     5.17 No Finders or Brokers.

     Company has not engaged any finder or broker in connection with the transactions contemplated hereunder. No commitments have been made to any individuals for payments of stock or stock options in connection with this Agreement except for distributions to shareholders of Company in their capacities as shareholders.

     5.18 Inventory.

     All Assets consisting of inventory, to the best of Company's and the Shareholders' knowledge, are of a quality and quantity currently usable in the ordinary course of business. The present quantity of all current and usable inventory is at a level consistent with the past practices of Company.

     5.19 Equipment.

     Except as listed on Schedule 5.19, all Assets consisting of equipment are located at the offices of the Company and are in good condition except for reasonable wear and tear and are sufficient for the purposes for which currently used. Except as listed on
Schedule 5.19, such Assets are reflected in the Financial Statements at book value.

     5.20 Employee Benefit Plans.

     (a) Definition of Benefit Plans. For purposes of this Agreement, the term "Company Benefit Plan" means any plan, program, arrangement, fund, policy, practice, or contract to which (i) which, through which, or under which the Company or a Company ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees, former employees, or independent contractors of the Company or a Company ERISA Affiliate (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

          (i) Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance pay, golden parachute, or other compensation plan or rabbi trust;

          (ii) ERISA Plans - any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any other plan, fund, program, arrangement, or practice providing for medical (including postretirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

          (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, dependent care, cafeteria plan, or other fringe benefit plans, programs, arrangements, contracts, or practices.

     (b) Company ERISA Affiliate. For purposes of this Agreement, the term "Company ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code.

     (c) Identification of Benefit Plans. Except for (i) the Company Benefit Plans which have been terminated and with respect to which neither the Company nor any Company ERISA Affiliate has any financial, administrative, or other liability, obligation, or responsibility, or (ii) the Company Benefit Plans set forth in Schedule 5.20, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Benefit Plan.

     (d) No Certain Types of Plans. Except as described in Schedule 5.20, neither the Company nor any Company ERISA Affiliate maintains, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under (i) any "multiemployer plan" (as defined in Sections 3(37) or 4001(a)(3) of ERISA) or "multiple employer plan" (within the meaning of Section 4064(a) of ERISA); (ii) any defined benefit pension plan or money purchase pension plan subject to Title IV of ERISA; (iii) any plan which provides post-retirement medical or health benefits with respect to employees of the Company (other than to the extent necessary to comply with Sections 601-609 of ERISA and Section 4980B of the
Code); (iv) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code; or (v) any plan which provides retirement benefits in excess of the limitations in Sections 401(a)(17), 401(k), 401(m), 402(g), or 415 of the Code. There is no lien upon any property of the Company or any Company ERISA Affiliate outstanding pursuant to Section 412(n) of the Code in favor of any Company Benefit Plan. No assets of the Company or any Company ERISA Affiliate have been provided as security for any Company Benefit Plan pursuant to Section 401(a)(29) of the Code.

     (e) Documentation. Each of the Company Corporations has made available to Purchaser a true and complete copy of the following documents, if applicable, with respect to each Company Benefit Plan identified in Schedule 5.20: (i) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Company Benefit Plan, or if there are no such documents evidencing the Company Benefit Plan, a full description of the Company Benefit Plan, (ii) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Company Benefit Plan, (iii) the annual reports (Form 5500 series) filed for the most recent three plan years and most recent financial statements or periodic accounting of related plan assets with respect to each Company Benefit Plan,
(iv) the most recent favorable determination letter, opinion, or ruling from the Internal Revenue Service ("IRS") for each Company Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax, and (v) each opinion or ruling from the IRS, Department of Labor, or the Pension Benefit Guaranty Corporation with respect to such Company Benefit Plans.

     (f) Qualified Status. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and related trust that is intended to be tax-exempt under Section 501(a) of the Code, has received a favorable determination letter from the Internal Revenue Service to the effect that such plan is qualified under the Code and such trust is tax-exempt ("Qualified Company Benefit Plan"). Any such determination letter remains in effect and has not been revoked, and no amendment to such Qualified Company Benefit Plans have been made since the effective date of such determination letter which adversely affects the tax-qualified status of such plan and related trust. Each such Qualified Company Benefit Plan currently complies in form with the requirements under Section 401(a) of the Code, other than changes required by statutes, regulations, and rulings for which amendments are not yet required. Each such Qualified Company Benefit Plan has been administered according to its terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and ruling for which changes are not yet required to be made, in which case such plans have been administered in accordance with the provisions of those statutes, regulations, and rulings) and in accordance with the requirements of Section 401(a) of the Code.

     (g) Compliance. Each Company Benefit Plan maintained by the Company or a Company ERISA Affiliate has at all times been maintained, by its terms and in operation, in accordance with all applicable laws in all material respects, including (to the extent applicable) Code Section 4980B. Further, there has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents, and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any Company Benefit Plan, Company, any Company ERISA Affiliate to any material civil or any criminal sanction.

     (h) Legal Actions. There are no actions, audits, suits, or claims known to the Company which are pending or threatened against any Company Benefit Plan, any fiduciary of any of Company Benefit Plans with respect to the Company Benefit Plans, or against the assets of any of the Company Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

     (i) Funding. The Company and each Company ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Company Benefit Plan and applicable law or required to be paid as expenses under such Company Benefit Plan, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Company Benefit Plan. The assets of all Company Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Company Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported on the financial statements and records of the Company. The assets of each Company Benefit Plan are reported at their fair market value on the books and records of each plan.

     (j) Liabilities. Neither the Company nor any Company ERISA Affiliate is subject to any material liability, tax, or penalty whatsoever to any person whomsoever as a result of the Company's or any Company ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and the Company have no knowledge of any circumstances which reasonably might result in any such material liability, tax, or penalty as a result of a breach of fiduciary duty under ERISA. The termination of or withdrawal from any Company Benefit Plan maintained by the Company or a Company ERISA Affiliate which is subject to Title IV of ERISA or any other Company Benefit Plan immediately after the Closing Date will not subject Purchaser or any of its ERISA Affiliate to any additional contribution requirement or to any other liability, tax, or penalty whatsoever (excluding any liability, tax, or penalty attributable solely to the fact that such termination or withdrawal would violate the permanency requirement of
Section 401(a) of the Code or an excise tax under Code Section 4980). Neither the Company nor any Company ERISA Affiliate has any obligation to any retired or former employee, or any current employee upon retirement, under any Company Benefit Plan aside from the payment when due of any vested accrued benefits thereunder.

     (k) Amendment/New Plans. From the date of this Agreement to the Closing Date, no amendment shall be made to any Company Benefit Plan (except as otherwise provided in Section 7.09), no commitment shall be made to amend any Company Benefit Plan, and no oral or written commitment shall be made to continue any Company Benefit Plan or to adopt any new Company

Benefit Plan for the benefit of any employees of the Company or any Company ERISA Affiliate, absent the express written consent of Purchaser.

     (l) Excess Parachute Payments. No payment required to be made to any employee associated with the Company as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code or be nondeductible under Section 162(m) of the Code.

     (m) No Acceleration of Liability Under Benefit Plans. Neither execution nor consummation of the transactions contemplated by this Agreement will create, accelerate, or increase any liability, obligation, or right under any Company Benefit Plan, other than the immediate, 100% vesting of all accrued benefits under any Qualified Company Benefit Plan upon its termination pursuant to the terms of Section 7.09.

     5.21 Power of Attorney.

     Except as provided on Schedule 5.21, Company has not given any power of attorney, whether limited or general, to any person which is continuing in effect past the Closing Date.

     5.22 Bank Accounts; Officers.

     Schedule 5.22 sets forth a list of all bank accounts and safe deposit boxes in the name of or controlled by Company and details about the persons having access thereto. Schedule 5.22 also contains a list of all officers of Company as such have been designated or elected by the Board of Directors of Company.

     5.23 Environmental Matters.

     Company is in compliance with all federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation, those respecting hazardous or biomedical materials and/or wastes. Except as disclosed on Schedule 5.23, Company has not engaged in any storage, holding, release, emission, discharge, generation, processing, disposition, handling or transportation of any biomedical wastes or hazardous substances or materials, as defined in any applicable federal or state law or regulation from, into or on any portion of the Clinic premises.

     5.24 Fraud and Abuse.

     To the best of its knowledge after due inquiry, neither Company, its officers and directors, or the Shareholders, or persons and entities providing professional services for the Clinic, have engaged in any activities which are prohibited under U.S.C. Sec. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (iv) knowingly and willful, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

     5.25 Receivables.

     All accounts receivables on the books of the Company arose from bona fide transactions involving the delivery of the Company's or its physicians services.

     5.26 Taxes.

     (a) All federal, state and local and foreign tax and information returns, declarations, reports, estimates, information statements, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained by the Company prior to the Closing Date, in connection with the calculation, determination, assessment or collection of Taxes as defined herein ("Returns") have been and will be filed by the Company within the time and in the manner prescribed by law and such Returns reflect, in all material respects, the income tax liability, and other tax liability and all other information required to be reported thereon. All Returns covering taxable periods ending prior to the Closing Date but due after the Closing Date will be completed and submitted to MedCath at least fifteen (15) business days prior to the due date for these filings, for its review and satisfaction, and such Returns approved by MedCath will be subsequently filed with the appropriate taxing authority by the due date; consistent with past practice. The Company has provided to MedCath a list of all federal, state, local, and foreign income tax returns filed with respect to the Company for taxable periods ending on or after December 31, 1993.

     (b) The Company, its employees, the Shareholders, its outside accountants, and any tax advisors utilized by the Company or Shareholders will fully cooperate with MedCath, or any of its affiliates in the complete, accurate, and timely preparation of any additional Returns which are due after the Closing Date and which include taxable periods through and including the Closing Date.

     (c) The Company has complied (and until the Closing will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes as defined herein (including, without limitation, withholding of Taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under foreign laws), penalties, interest and related charges and fees to the extent such payments are required prior to and as of the date hereof, and the Company does not have any deficiency with respect to any tax period or any liability with respect to taxes, penalties or interest thereon, or related charges and fees, whether or not assessed, which are not adequately provided for in the tax accrual reserves in the Annual Financial Statements, except current and deferred taxes pertaining to income earned after the date of the most recent Annual Financial Statements.

     (d) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, levies or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, sales, use, service, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, social security, workers' compensation, unemployment compensation, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon the Company.

     (e) Except as set forth in Schedule 5.26 (which shall set forth the type of return, date filed, and date of expiration of the statutes of limitations), (i) the three (3) year statute of limitations for the assessment of federal income tax expired for all federal income tax returns of the Company or such returns have been examined by the Internal Revenue Service (the "Service") for all periods through December 31, 1991; (ii) the three (3) year statute of limitations for the assessment of state, local and foreign income taxes has expired for all applicable Returns of the Company or such Returns have been examined by the appropriate tax authorities for all periods through December 31, 1991; and (iii) no deficiency for any Taxes has been proposed, asserted or assessed against the Company which has not been resolved and paid in full. Any adjustment to Taxes made by the Service in any examination which is required to be reported to state, local and foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No such Taxes or Returns have been audited or, to the Shareholders' or the Company's knowledge, are the subject of any federal, state, local or foreign audits or other administrative proceedings or court proceedings. Except as set forth on Schedule 5.26 hereto, neither the Company nor any subsidiary has (i) made requests for rulings, requests for changes in accounting methods, subpoenas, or request for information pending with respect to any taxing authority or (ii) granted any power of attorney that is currently in force with respect to any matter relating to Taxes. There are not in effect any waivers or comparable consents by the Company regarding the application of statutes of limitations or deadlines for assessments of any Taxes.

     (f) No claim has ever been made to the Company by any federal, state, local or foreign authority, at any time from January 1, 1990 until the date hereof, in any jurisdiction where the Company does not file any Returns that it is or may be subject to taxation by that jurisdiction.

     (g) The Company has withheld and paid to the proper governmental authorities, within the time and manner prescribed by law, all Taxes required to have been withheld under all applicable laws and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

     (h) No Shareholder expects any authority to assess any additional Taxes against the Company for any period for which Returns have been filed. There is no dispute or claim concerning any Taxes of the Company claimed or raised pending, or to the best knowledge of the Shareholders, threatened by any federal, state, local or foreign authority prior hereto.

     (i) All Tax carryovers available to the Company as of the Closing Date will be set forth on Schedule 5.26.

     (j) Except as set forth on Schedule 5.26 hereto, the Company has not taken any action that would have the effect of deferring any liability for Taxes for the Company from any taxable period ending on or before the Closing Date to any taxable period ending thereafter.

     5.27 Investments.

     Except as identified on Schedule 5.27 (which reflects the Company's ownership percentages), the Company has no subsidiaries and does not, directly or indirectly, possess any interest or have an investment in any corporation, partnership, joint venture, trust or other business or have any investment in cash or securities or other investment assets.

     5.28 Affiliated Transactions.

     Schedule 5.28 sets forth a list and description of (a) all outstanding loans in excess of One Thousand Dollars ($1,000.00) made by the Company to any of its directors, officers, employees or shareholders or any family member of the foregoing, (b) all outstanding loans made by the Company's directors, officers, employees or shareholders or any family member of the foregoing, to the Company, and (c) all other outstanding transactions out of the ordinary course of business either between or among the Company and its directors, officers, employees or shareholders or any family member of the foregoing.

     5.29 Investment Representations and Warranties.

     (a) Each Shareholder has received prior to the date hereof copies of the following items:

          (i) MedCath's 1996 Annual Report;

          (ii) MedCath's 10-K report for the year ended September 30, 1996, Proxy Statement and 10-Q for the fiscal quarter ended March 31, 1997, all as filed with the SEC (the "Filings");

          (iii) A statement by MedCath describing any material changes in MedCath's affairs that are not disclosed in the 1996 Annual Report and the Filings;

          (iv) Written information about any terms or arrangements of the Transactions involving any of the Shareholders of the Company that are materially different from those being offered to other Shareholders;

          (v) Information regarding the limitations on resale of the MedCath Shares to be issued to the Shareholders; and

          (vi) Only for any of the Shareholders of the Company who are classified as non-accredited investors in accordance with the provisions of Rule 501(a) of Regulation D of the Securities Act of 1933, a brief written description of any additional information MedCath has provided to any Shareholders of the Company who are classified as accredited investors in accordance with the provisions of such Rule 501(a).

     (b) Each Shareholder has received the information designated to be received by him, her or it which is listed above in Section 5.29(a), and in making his, her or its decision to invest in MedCath has relied only upon such information.

     (c) Each Shareholder acknowledges that all documents, records and books of MedCath pertaining to his, her or its investment in MedCath have been made available for inspection by him, her or it; his, her or its attorney; his, her or its accountant and/or his, her or its representative(s), and that MedCath has made and agreed to make such books and records available upon reasonable notice, for inspection by the Shareholders during reasonable business hours.

     (d) Each Shareholder and/or his, her or its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from MedCath, or a person or persons acting on MedCath's behalf, concerning the terms and conditions of the offering of the MedCath Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information furnished pursuant to Section 5.29(a). All such questions have been answered to the full satisfaction of each Shareholder. No oral representations have been made or information furnished to any Shareholder or his, her or its advisor(s) in connection with the offering of the MedCath Shares which were in any way inconsistent with the information furnished pursuant to Section 5.29(a).

     (e) Each Shareholder (i) has adequate means of providing for his, her or its current needs and possible personal contingencies, (ii) has no need for liquidity in the investment in the MedCath Shares, (iii) is able to bear the economic risks of an investment in the MedCath Shares for an indefinite period,
(iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to such Shareholder's net worth, and such Shareholder's investment in the MedCath Shares will not cause such overall commitment to become excessive.

     (f) The MedCath Shares are being acquired solely for each Shareholder's own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others and no other person has a direct or indirect beneficial interest in such MedCath Shares.

     (g) Each Shareholder is sophisticated and well informed both with respect to the terms and conditions of the proposed investment in MedCath and with respect to his, her or its knowledge of finance, securities and investments generally. Each Shareholder has knowledge of the type of business proposed to be engaged in by MedCath which has allowed such Shareholder to make an informed decision regarding a proposed investment in MedCath. Each Shareholder has also engaged in other investments in a manner which allows such Shareholder to understand the nature of his, her or its proposed investment in MedCath.

     5.30 Tax and Securities Advice, Etc.

     No Shareholder has relied upon MedCath or any employee, agent, officer or director of MedCath or any affiliate of MedCath for advice as to the tax treatment or securities law consequences of the Transactions or the taxes that may be owing or tax obligations that may be incurred by Shareholders as a result of the Transactions. Each Shareholder has obtained its own independent, financial and legal advice with regard to all aspects of this Agreement and the Transactions including, but not limited to, tax and securities matters. Except for those representations made by MedCath in Article VI hereof with respect to the MedCath Shares, MedCath, any affiliate of MedCath, or any employee, agent, officer or director of MedCath or any affiliate of MedCath have not made, and will not make, any representation or warranty in this Agreement or otherwise with respect to the federal, foreign, state, local or other tax or securities law consequences to any Shareholder of the Company or the Company as a result of the Transactions.

     5.31 Disclosure.

     No representation or warranty by the Shareholders set forth in this Article V or in any of the agreements comprising the Exhibits hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Article V or in any such Exhibit not materially misleading.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF MEDCATH

     MedCath represents and warrants to the Shareholders as of the Closing Date as follows:

     6.01 Organization; Good Standing.

     MedCath is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. MedCath has full power and authority to own its properties and carry on its business as now conducted and MedCath is in good standing and duly qualified to conduct business as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned by it makes such qualification necessary and in which the failure to be so qualified, individually or in the aggregate, could reasonably be expected to (a) have a material adverse effect on MedCath's consolidated financial condition, results of operation, assets, liabilities, or net worth, or (b) require the payment by MedCath of a material amount of additional taxes or associated penalties.

     6.02 Power; Authority.

     MedCath possesses full power, authority, and legal right to enter into and to perform under this Agreement and the other documents contemplated hereby to which MedCath is a party and to consummate the Transactions, and this Agreement and such other agreements, documents and instruments have been (or will be) duly executed and delivered by MedCath and are (or will be) the valid and legally binding obligations of MedCath enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or other similar laws relating to or effecting the rights of creditors generally and the availability of equitable remedies. Neither the execution of this Agreement or such other documents by MedCath nor the consummation of the Transactions will constitute or cause a breach or violation of any agreements, covenants, or obligations binding upon MedCath. No consent of any other party which has not been obtained is required for the Transactions and the documents executed by MedCath in connection herewith to be valid and legal binding obligations of MedCath.

     6.03 Conflicting Agreements.

     The execution and delivery of this Agreement by MedCath, the consummation of the Transactions, and the performance by MedCath of its obligations hereunder will not be in conflict with, or result in, or constitute a breach or default of the terms, conditions or provisions of MedCath's articles of incorporation or by-laws or any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which MedCath is a party or by which MedCath is bound, or any regulatory provision affecting MedCath, subject to obtaining those consents and/or approvals referred to in Section 9.01 hereof. MedCath has, on the date hereof, full power and authority to enter into this Agreement and to do and perform all other acts and things required to be done by it under this Agreement.

     6.04 MedCath Shares.

     The MedCath Shares for which the Company Shares shall be exchanged, shall be duly authorized by all necessary corporate action of MedCath, validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and other claims by third parties.

     6.05 Investment Intent.

     MedCath is acquiring the Company Shares to be transferred to it under this Agreement for investment only and not with a view to the sale or distribution thereof, and MedCath has no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Company Shares.

     6.06 Litigation.

     There are no claims, demands, suits, proceedings or litigation of any kind pending or, to the knowledge of MedCath, threatened toward MedCath, and there are no unreleased or unsatisfied judgments, decrees or orders of any court or governmental authority, which involve or affect the ability of MedCath to enter into this Agreement or the value of the MedCath Shares other than as disclosed in the Securities Filings or the 1996 Annual Report.

     6.07 Disclosure.

     No representation or warranty by MedCath set forth in this Article VI or in any of the Agreements comprising the Exhibits hereto contain or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Article VI or in any such Exhibit not materially misleading.

     6.08 Legal Compliance.

     To the best of MedCath's knowledge, MedCath is, and at Closing will be, in compliance with all laws, statutes, regulations, rules and other requirements of any governmental authority applicable to it for which noncompliance could have a material adverse affect on MedCath or its business. MedCath has, and shall have on the date of Closing, all licenses, permits, certificates and certifications required to be held by MedCath as of such date by any and all local and state governments and governmental departments having jurisdiction over the business of MedCath the failure of which to hold would have a material adverse effect on MedCath. There is presently no proceeding pending or, to the best of MedCath's knowledge, threatened with respect to the revocation or limitation of any of its material licenses.

         6.09     Registration Rights.

     The Shareholders shall have certain rights to require MedCath to register with the Securities and Exchange Commission (the "SEC") their MedCath's Shares in accordance with the terms and conditions of this Section 6.09. Within sixty
(60) days from the date hereof, MedCath and the Shareholders shall enter into a registration rights agreement which shall contain the following terms and conditions:

          (a) On one (1) occasion during the period commencing six (6) months after the Closing Date, the Shareholders may require MedCath to register up to twenty-five percent (25%) of their MedCath Shares, provided, however, in the event MedCath's Board of Directors reasonably determines that, due to pending circumstances, it would be potentially materially adverse to MedCath to register such shares at such time, such registration may be delayed only until such circumstances are no longer pending or for one hundred twenty (120) days, whichever is earlier, provided that in all events the rights of the Shareholders to require the registration of their MedCath Shares hereunder shall be extended until at least thirty (30) days after the Shareholders receive notice from the

     MedCath that their shares may now be registered. Such registration statement shall remain effective for at least thirty (30) days;

          (b) All legal, accounting, printing, registration and such other fees incurred in connection with and directly attributable to such registration of the MedCath Shares shall be paid equally by the Shareholders and by MedCath;

          (c) The execution of an underwriting agreement, if any, entered into in connection with such registration shall be subject to terms acceptable to MedCath, and all underwriting commissions and discounts, if any, shall be paid by the Shareholders with respect to their MedCath Shares;

          (d) The registration rights agreement to be entered into between MedCath and the Shareholders shall contain such other terms and conditions as are reasonable and customary for such agreements;

          (e) The election to exercise the rights of the Shareholders under this
     Section 6.10 and the registration rights agreement shall be made only upon the affirmative vote of Shareholders holding at least sixty-six (66%) of the MedCath Shares. Upon such decision, all Shareholders shall have the option to include or exclude, pro rata, their MedCath Shares in such registrations in accordance with the terms of this Section 6.10;

          (f) Notwithstanding anything in this Section 6.09 to the contrary, in no event shall MedCath have any obligation to register, the MedCath Shares of the Shareholders once their MedCath Shares become freely tradeable under Rule 144 of the Securities Act of 1933, as amended or if MedCath is acquired by or merged into any other party as long as the Shareholders have all of the rights and benefits of such transaction as are provided to the other shareholders of MedCath.

                                   ARTICLE VII

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

     From the date hereof until the Closing (the "Executory Period") (except that these covenants shall survive and continue after the expiration of the Executory Period), the Company and the Shareholders, jointly and severally, agree as follows:

     7.01 Conduct of Business.

     Except as required by this Agreement or for the performance of their obligations in this Agreement, the Shareholders shall cause the Company and the Practice to, (a) carry on its business in the usual and ordinary course, (b) use reasonable efforts to preserve its business organization intact and conserve the good will and relationships of its customers, and others having business relations with it, (c) conduct its business in a manner which will cause the representations and warranties contained in Article V to be true and correct on the Closing Date in each case, as if made on and as of such date, (d) not enter into any agreement which would be material to the Company or the Practice including without limitation any agreement calling for an expenditure of more than $5000 (a "Material Contract") without MedCath's consent, (e) not waive any right or benefit, (f) other than the Bank Loan, not incur any liability or obligation outside the ordinary course of business or which involves the receipt or expenditure of more than $5,000 without MedCath's consent, and (g) maintain the employment of each of its physicians.

     7.02 No Dividends on Shares; No Share Transfers.

     Except as otherwise set forth on Schedule 7.02, the Shareholders shall cause the Company not to, declare, set aside, or pay any dividend or other distribution of any nature on or in respect of any of the capital shares of the Company, and the Company shall not, and the Shareholders shall cause the Company not to, declare, set aside, or pay any dividend or other distribution of any nature on or in respect of any of the capital shares of the Company, and the Company shall not, and the Shareholders shall cause the Company not to, directly or indirectly issue, redeem, retire, purchase or otherwise acquire any of its capital shares, or agree to do any of the foregoing or grant any rights which could result in any of the foregoing. Except as specified by this Agreement, no Shareholder shall sell, assign, or transfer, or agree to or allow to be created any rights or obligations for the sale, assignment or transfer of, any of the Company Shares of such Shareholder, or any rights or interests therein. Each Shareholder whose Company Shares are held in the name of a nominee, as indicated on Schedule 5.04 hereto, shall cause such nominee not to sell, assign or transfer, or agree to or allow to be created any rights or obligations for the sale, assignment or transfer of, any of such Company Shares except as specified by this Agreement.

     7.03 Governmental Filings.

     The Company shall, and the Shareholders shall and shall cause the Company to, take all steps reasonably necessary in connection with, and diligently pursue any filings or submissions determined by counsel to MedCath to be appropriate or required to be made by or for the Shareholders or the Company in order for the Transactions to be consummated.

     7.04 Assistance.

     The Company shall, and the Shareholders shall and shall cause the Company to, provide, at the cost and expense of the Company, such reasonable assistance and cooperation as may be necessary in connection with the filings of MedCath pursuant to Section 9.01 hereof.

     7.05 Access.

     The Company shall, and the Shareholders shall and shall cause the Company to, give to MedCath and its authorized agents and representatives (including, but not limited to, accountants, lawyers, environmental consultants, lenders and appraisers) full and complete access to the properties, premises, assets, employees, representatives, advisors and agents of the Company and any and all of the Company's books, records and documents except patient medical records. The Company shall, and the Shareholders shall cause the Company to, furnish to MedCath such information and copies of such documents and records as MedCath shall reasonably request in connection with its examination under and pursuant to this Section 7.05.

     7.06 Material Contracts.

     The Company shall not, and the Shareholders shall cause the Company not to, amend, terminate or give any notice with respect to amending, termination or non-renewal of any Material Contract without the prior written consent of MedCath. The Company shall not, and the Shareholders shall cause the Company not to, enter into or renew the term of any agreement which constitutes or would constitute a Material Contract, without the prior written consent of MedCath.

     7.07 Intentionally Omitted.

     7.08 Confidentiality.

     In connection with its examination of MedCath, the Company, the Shareholders and their agents and representatives have obtained and been furnished and may hereafter obtain and be furnished documents and information concerning or relating to MedCath and affiliates of MedCath. The Company, the Shareholders and their agents and representatives shall hold in confidence and not use, except in connection with or as otherwise provided in this Agreement and the Transactions, all such documents, materials and information and, if the Transactions shall not be consummated for any reason or no reason, such confidence shall be maintained, and such documents, materials and information shall not be used by the Company, the Shareholders or their agents or representatives.

     7.09 Benefit Plans.

     On or before the Closing Date, Shareholders shall cause the Company to take all action necessary or otherwise appropriate to transfer the sponsorship of each Qualified Company Benefit Plan to Pima Heart Physicians, P.C., effective as of the Closing Date, including, but not limited to (i) the timely adoption of valid resolutions of Company's board of directors effectuating the change in sponsorship and assumption of responsibility under ERISA with respect to such plans; (ii) the timely adoption of valid resolutions by Pima Heart Physicians, P.C. adopting such plans and to accept the transfer of sponsorship and assumption of responsibility under ERISA with respect to such plans; and (iii) taking all other actions necessary to effectuate the change in sponsorship of such plans. Except as described in the preceding sentences, prior to the Closing, Company shall not adopt or become obligated under any new Company Benefit Plan and shall not materially change the terms of any existing Company Benefit Plan without the express written consent of Purchaser.

     7.10 Tax Matters.

     The Company shall close its books for tax purposes as of the Closing Date. The Shareholders shall, at their expense, cause, the Company to file all tax returns for such period after having converted to accrual basis accounting for accounting and tax purposes (which returns shall be submitted to MedCath for its reasonable approval thirty (30) days prior to filing) and the Shareholders shall be solely liable for Taxes of the Shareholders and/or the Company for the period through the Closing Date and arising from the Closing of the Transactions (such returns shall reflect its conversion to accrual basis accounting). However, notwithstanding anything to the contrary in this Agreement, the Shareholders shall not be liable for taxes due and payable for periods commencing after the Closing Date arising from the conversion from cash to accrual basis accounting. The Company shall comply with the provisions of Section 5.26 regarding the preparation and submission of Tax Returns.

     7.11 Tax Indemnification.

     The Shareholders shall indemnify and hold harmless MedCath in connection with any Taxes which are ultimately due and payable by MedCath or the Company as a result of any act or inaction by the Company, whether prior to the Closing or as a result of or in connection with the Closing of the transaction described herein to the extent it relates to the period through and including the Closing, or as a result of any act or omission by a Shareholder at any time to the extent it relates to the period through and including the Closing and in all cases, for Taxes not yet due and payable. Such indemnification shall include, but not be limited to, the cost of any reasonable professional fees which are incurred by MedCath in connection with the contesting in good faith of any such Taxes. For purposes of this tax indemnification, Taxes shall have the same meaning as set forth in Section 5.26(d) herein. MedCath shall indemnify and hold harmless the Shareholders in connection with any Taxes which are due and payable by the Shareholders as a result of any act or inaction by MedCath whether subsequent to the Closing or as a result of or in connection with the Closing of the transaction described herein to the extent it relates to the period of time after the Closing. Such indemnification shall include, but not be limited to, the cost of any reasonable professional fees which are incurred by the Shareholders in connection with the contesting of any such Taxes. As long as the Shareholders acknowledge in writing their indemnification obligation hereunder, they may assume the response to and settlement of any claims for additional Taxes for which they are liable hereunder.

                                  ARTICLE VIII

                       SHAREHOLDERS' CONDITIONS PRECEDENT

     All of the following shall be conditions precedent to Shareholders' obligations to close the Transactions:

     8.01 MedCath's Representations, Warranties and Covenants.

     The representations and warranties made by MedCath herein shall be accurate and correct on and as of the date of Closing as if made on and as of that date and MedCath shall have performed and complied, in all material respects, with all of the terms, provisions and conditions of this Agreement to be performed and complied with by MedCath at or before the Closing.

     8.02 No Actions.

     There shall not be, on the date of Closing, any action or proceeding, judicial or administrative, federal, state or local, pending or threatened against MedCath, any Shareholder or the Company which, if adversely determined, would materially impair the ability of any such party to carry out its obligations under this Agreement or in connection with the Transactions or which relates to the Transactions and, if successful, would expose such party to a material amount of damages.

     8.03 Consents and Approvals.

     All filings and submissions under Section 7.03 hereof shall have been made and the approval or consent of the regulatory authorities with respect to the filings described in Section 7.03 hereof shall have been obtained, and evidence thereof shall have been provided to the Shareholders.

     8.04 Inquiries; Investigations.

     The Shareholders shall have the right, in addition to any other right or election provided for herein, at any time after the date hereof, to terminate this Agreement and all obligations hereunder in the event any inquiry, investigation, suit or proceeding challenging the Transactions is threatened or commenced prior to the date of Closing by any governmental agency.

     8.05 Deliveries.

     MedCath shall have made all of the deliveries required to be made by MedCath, or for which MedCath has responsibility, under Article IV hereof.

                                   ARTICLE IX

                              COVENANTS OF MEDCATH

     During the Executory Period (except for the covenant set forth in Section
9.03 hereof, which shall relate to the period after the Closing as therein provided), MedCath covenants and agrees as follows:

     9.01 Governmental Filings.

     MedCath shall take all steps reasonably necessary in connection with, and shall diligently pursue, any filings or submissions required by MedCath for the Transactions under (a) Federal and applicable state securities laws in order to obtain exemption for the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and similar state laws, and (b) such other filings and submissions that MedCath's counsel deems necessary or prudent in connection with this Agreement or the consummation of the Transactions.

     9.02 Assistance.

     MedCath covenants and agrees to provide such reasonable assistance and cooperation as may be necessary in connection with the filings of the Shareholders and/or the Company pursuant to Section 7.03 hereof.

     9.03 Confidentiality.

     In connection with its examination of the Company, MedCath and its agents and representatives have obtained and been furnished and may hereafter obtain and be furnished documents and information concerning or relating to the Company or the Company's business. MedCath and its agents and representatives shall hold in confidence and not use, except in connection with or as otherwise provided in this Agreement and the Transactions, all such documents, materials and information and, if the Transactions shall not be consummated for any reason or no reason, such confidence shall be maintained, and such documents, materials and information shall not be used by MedCath, its agents or representatives.

                                    ARTICLE X

                         MEDCATH'S CONDITIONS PRECEDENT

     All of the following shall be conditions precedent to MedCath's obligations to close the Transactions:

     10.01 Shareholders' Representations, Warranties and Covenants.

     The representations and warranties made by the Shareholders herein shall be accurate and correct on and as of the date of Closing as if made on and as of that date, and the Shareholders and the Company shall have performed and complied, in all material respects, with all the terms, provisions and conditions of this Agreement to be performed and complied with by the Shareholders or the Company at or before the Closing.

     10.02 No Actions.

     There shall not be, on the date of Closing, any action or proceeding, judicial or administrative, federal, state or local, pending or threatened against MedCath, any Shareholder, or the Company which, if adversely determined, would materially impair the ability of any such party to carry out such party's obligations under this Agreement or in connection with the Transactions or which relates to the Transactions and, if successful, would expose such party to a material amount of damages.

     10.03 Consents and Approvals.

     All filings and submissions under Section 9.01 hereof shall have been made and the approval or consent of the regulatory authorities with respect to the filings described in Sections

7.03 and 9.01 hereof shall have been obtained or the relevant waiting periods with respect to such filings shall have expired, and evidence thereof shall have been provided to MedCath.

     10.04 Inquiries; Investigations.

     MedCath shall have the right, in addition to any other right or election provided for in this Agreement, at any time after the date hereof, to terminate this Agreement and all obligations hereunder in the event any inquiry, investigation, suit or proceeding challenging the Transactions is threatened or commenced prior to the date of the Closing by any governmental agency.

     10.05 Material Adverse Change.

     Since December 31, 1996, there shall not have been any material adverse change to the Company or the Practice, including without limitation in the financial condition, operations, assets, liabilities or net worth of the Company or the Practice, exclusive of changes which affect medical practices generally and exclusive of the loss of business or revenue which has occurred not as a result of any intentional act or omission (other than entering into this Agreement or any other agreements related to the same transactions between the parties) on the part of the Company, the Practice or the Shareholders.

     10.06 Intentionally Omitted.

     10.07 Percentages of Shareholders Signing Agreement.

     Shareholders owning one hundred percent (100%) of the Company Shares shall have executed this Agreement (on their own behalf and not through an agent) and shall have delivered this Agreement to MedCath.

     10.08 Deliveries.

     The Shareholders and the Company shall have made or cause to have been made all of the deliveries required to be made by the Shareholders of the Company, or for which the Shareholders or the Company have responsibility, under Article IV hereof.

     10.09 Bank Accounts.

     The Company shall have taken such action or may be required by MedCath to cause the bank accounts, safe deposit boxes and relationships identified on
Schedule 5.22 to be modified so that the persons with signatory or other power with respect to such items and matters are changed in accordance with MedCath's written instructions.

     10.10 Change in Accounting.

     Prior to the Closing, the Shareholders shall have caused the Company to convert to the accrual basis method of accounting for tax and accounting purposes.

     10.11 Bank Loan.

     Prior to the Closing, the Shareholders shall have caused the Company to incur the Bank Loan.

                                   ARTICLE XI

                                   TERMINATION

     11.01 Methods of Termination.

     This Agreement may be terminated and the Transactions herein contemplated may be abandoned at any time prior to Closing:

          (a) by mutual consent of MedCath and Shareholders;

          (b) by MedCath if all of the conditions specified in Article X hereof have not been satisfied on or before the Closing Date;

          (c) by the Shareholders if all of the conditions specified in Article VIII hereof have not been satisfied on or before the Closing Date;

          (d) by MedCath if the Shareholders or any Shareholder are in default in any material respect under this Agreement and such default is not cured within five (5) days after written notice thereby by MedCath to the Shareholders; or

          (e) by the Shareholders if MedCath is in default in any material respect under this Agreement and such default is not cured within five (5) days after written notice thereof by the Shareholders to MedCath.

     MedCath may exercise its right to terminate this Agreement by giving written notice thereof to the Shareholders. The Shareholders may exercise its right to terminate this Agreement by giving written notice thereof to MedCath.

     11.02 Effect of Termination.

     If this Agreement is terminated pursuant to Section 11.01 hereof, this Agreement shall forthwith become void (other than Sections 7.08 and 9.03, which shall remain in full force and effect), and there shall be no further liability on the part of any party who is not in violation or breach of their covenant, representation or warranty hereunder (except for any liability of MedCath or the Shareholders under Sections 7.08 and 9.03). The nonbreaching party shall have all rights and remedies available to it at law or equity arising from any breach or violation of any covenant, representation or warranty hereunder by any other party hereto including without limitation those arising from the failure to close the Transaction by the Closing Date.

                                   ARTICLE XII

                            SURVIVAL; INDEMNIFICATION

     12.01 Survival.

     (a) Representations and Warranties. The representations and warranties and the covenants (including, without limitation, Sections 7.11, 13.01 and 13.06 thereof) of the Shareholders (or any Shareholder), the Company and MedCath contained in this Agreement or in any Schedule or Exhibit hereto shall survive the Closing.

     (b) Indemnity Claim. Notwithstanding the foregoing, any claim arising out of any representation, warranty, covenant or right to indemnification that would otherwise terminate in accordance with Section 12.02 or 12.03 will continue to survive, if an Indemnity Notice (as hereinafter defined) based in whole or in part thereon shall have been timely given under this Article XII on or prior to such termination date, until such claim for indemnification has been satisfied or otherwise finally resolved.

     12.02 Indemnification by Shareholders.

     Subject to the terms, conditions and limitations of this Article XII the Shareholders shall jointly and severally (except for violations of Sections 5.03, 5.04, 5.29 or 5.30 for which a Shareholder's liability shall be several and not joint) indemnify, defend and hold harmless MedCath from, against and with respect to any and all Losses suffered or incurred by MedCath after Closing, arising out of or in any manner incident, relating or attributable to
(i) any inaccuracy, falsity or incorrectness in any representation or warranty of the Shareholders or any Shareholder contained in this Agreement or in any Schedule or Exhibit hereto, (ii) any breach by the Shareholders, any Shareholder or the Company of, or the failure of the Shareholders, any Shareholder or the Company to perform, any covenant or agreement of the Shareholders or any Shareholder or the Company contained in this Agreement or in any Schedule or Exhibit hereto (including, without limitation, Sections 7.11, 13.01 and 13.06 hereof), (iii) any Loss arising out of any violation of any law, rule or regulation by any Shareholder or the Company prior to the Closing Date other than as set forth in (vi) below, (iv) any Loss arising out of the performance or delivery of any medical services or patient care arising out or related to events or circumstances which first occurred or arose prior to the Closing Date,
(v) any Loss, howsoever arising, relating to or arising out of any cause of action, claim or proceeding of or by any former shareholder of the Company or
(vi) any Loss arising out of any failure to comply with Medicare or Medicaid laws, rules or regulations during the period prior to the Closing Date. Any Losses suffered or incurred by the Company or its successor shall, for purposes of this Article 12.02, be deemed to be suffered or incurred by MedCath on a dollar for dollar basis.

     Notwithstanding anything herein to the contrary, MedCath's rights to make indemnity claims under this Article 12.02 shall terminate unless an Indemnity Notice shall have been given with two (2) years after the Closing Date except that its rights to make indemnity claims with respect to claims arising based upon representations, warranties or covenants made in Sections

5.04, 5.21, 5.27, 7.10 or 7.11 hereof or claims arising under subsections (iv),
(v) or (vi) above shall survive until the expiration of any applicable statute of limitations.

     12.03 Indemnification by MedCath.

     Subject to the terms, conditions and limitations of this Article XII, MedCath shall indemnify, defend and hold harmless the Shareholders from, against and with respect to any and all Losses suffered or incurred by the Shareholders or any of them after Closing, arising out of or in any manner incident, relating or attributable to (a) any inaccuracy, falsity or incorrectness in any representation or warranty of MedCath contained in this Agreement, in any Schedule or Exhibit hereto the 1996 Annual Report or the Filings or (b) any breach by MedCath of, or the failure of MedCath to perform, any covenant or agreement of MedCath contained in this Agreement or in any Schedule or Exhibit hereto (including, but not limited to Section 13.01). The Shareholders' rights to make indemnity claims under this Article XII shall terminate unless an Indemnity Notice shall have been given two (2) years from the Closing Date.

     12.04 [INTENTIONALLY LEFT BLANK]

     12.05 Method of Asserting Claims.

     (a) Other than with respect to claims arising under Section 12.02(b), all claims for indemnification by any Indemnified Party under this Article XII shall be asserted and resolved as provided in this Section 12.05 and in Section 12.06. In the event any Indemnified Party shall have a claim for indemnification under
Section 12.02 or 12.03 hereof against any Indemnifying Party, the Indemnified Party shall deliver an Indemnity Notice to the Indemnifying Party within a period of forty-five (45) days following the date on which the Indemnified Party becomes aware of such claim. The failure by any Indemnified Party to give such Indemnity Notice (provided such notice is given within one (1) year of the date hereof) shall not impair such party's rights hereunder, except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Losses in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.02 or 12.03, hereof, as the case may be, and the Indemnifying Party shall immediately pay the amount of such Losses to the Indemnified Party on demand, subject to the provisions of Section 12.06 hereof. If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that it disputes the claim described in the Indemnity Notice, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by any lawful manner.

     (b) If any written claim is made by a third party, or if any suit or proceeding (including, but not limited to, an arbitration or an audit by any taxing authority) is instituted, in each case against Indemnified Party which, if prosecuted successfully, would, in the judgment of Indemnified Party, be a matter for which Indemnified Party is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

          (i) Indemnified Party shall give Indemnifying Party an Indemnity Notice of any such Third Party Claim within twenty (20) days after receipt by Indemnified Party of written notice thereof, provided, however, that the failure of Indemnified Party to furnish written notice to Indemnifying Party of a Third Party Claim shall not release Indemnifying Party from Indemnifying Party's obligations under this Article XII, except to the extent Indemnifying Party is actually prejudiced by such failure. Indemnifying Party may undertake the defense of such Third Party Claim at its expense by representatives of its own choosing; provided that (A) the Indemnifying Party shall obtain the prior approval by the Indemnified Party of such counsel, which approval shall not be unreasonably withheld, (B) the Third Party Claim does not involve a claim for specific performance, or injunctive or other equitable relief (such claims being dealt with under subsection (a) above) and (C) nothing herein shall prejudice the right of the Indemnified Party to participate in such defense at its own expense through counsel of its choosing. The assumption of the defense of any Third Party Claim by Indemnifying Party shall constitute the agreement of Indemnifying Party to assume, without condition or reservation, full responsibility for such Third Party Claim. Thereafter, Indemnifying Party shall pay as and when due all costs and expenses related to the defense of such Third Party Claim and shall pay and satisfy in full the Final Amount of any and all Losses arising therefrom or related thereto.

          (ii) If Indemnifying Party does not so undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been given to Indemnifying Party by Indemnified Party, Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third Party Claim with counsel of its own choosing. Under such circumstances, Indemnified Party shall, promptly upon its assumption of the defense of such Third Party Claim, give an Indemnity Notice which shall thereafter be deemed to be an Indemnity Notice that is not with respect to a Third Party Claim subject to the procedures set forth in this Section 12.05(b).

          (iii) The Indemnified Party and Indemnifying Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including, but not limited to, making available records relating to such claim and furnishing employees of Indemnified Party or Indemnifying Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to such claim. All costs and expenses incurred by

     Indemnifying Party or Indemnified Party in connection with the foregoing shall be the responsibility of the party requesting such cooperation.

          (iv) The Indemnified Party shall have the right to participate fully in all proceedings, including settlement discussions, shall be provided copies of notices, orders and all other papers, and shall be given prior notice by the Indemnifying Party of any meetings, hearings and other discussions in any such suit or proceeding. The Indemnifying Party shall consult with the Indemnified Party and keep the Indemnified Party fully advised of the progress of any such suit or proceeding, and shall make no admissions or otherwise act in a manner which might be prejudicial to the Indemnified Party's rights in connection with any such suit or proceeding.

          (v) The Indemnifying Party agrees that any controversy between it and the Indemnified Party concerning its obligations under this indemnity may be litigated in the same forum and concurrently with any lawsuit against the Indemnified Party to which such controversy may relate, and the Indemnified Party agrees to voluntarily appear in such forum and submit to the jurisdiction thereof.

          (vi) Unless Indemnifying Party has failed or refused to undertake the defense of such third party claim, no settlement by Indemnified Party of a Third Party Claim shall be made without the prior written consent of Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If Indemnifying Party has assumed the defense of a Third Party Claim as contemplated by this Section 12.05(b), no settlement of such Third Party Claim may be made by Indemnifying Party without the prior written consent of Indemnified Party, which consent shall not be unreasonably withheld or delayed.

     12.06 Special Recovery Provisions.

     (a) Several Representations. Subject to subsection (c) below, in the case of any claim for indemnification by MedCath based upon any representation made on a several basis only, the individual Shareholder breaching such representation or covenant shall pay to MedCath the Final Amount with respect to such claim and the remaining Shareholders shall have no obligations with respect to such claim.

     (b) Joint and Several Representations. Subject to subsection (c) below, in the case of any claim for indemnity made by MedCath based upon any representation or breach of covenant made on a joint and several basis, the Shareholders shall, jointly and severally, pay to MedCath, the Final Amount with respect to such claim.

     (c) General Limitations on Recovery from Shareholders. Except with respect to breaches of the representation and warranty in Section 5.26 and/or the covenant set forth in Section 7.07 (with respect to which the liability of the Shareholder breaching such representation, warrant or covenant is unlimited), MedCath agrees that the maximum aggregate Final Amount of Losses which each Shareholder shall be liable for and pay to MedCath pursuant to this Article XII, whether such liability is several or joint and several, shall be an amount equal to the aggregate value of the MedCath Shares received or which may be received by such Shareholder as a result of the Transactions, valued under Section 2.01 as of the Closing Date.

     (d) Limitation on Recovery from MedCath. The Shareholders agree that the maximum aggregate Final Amount of Losses which MedCath shall be liable for and pay to the Shareholders pursuant to this Article XII shall be an amount equal to the aggregate value of the MedCath Shares delivered or which may be delivered to the Shareholders as a result of the Transactions, valued under Section 2.01 as of the Closing Date.

     (e) Set-Off. MedCath shall be entitled to offset, in accordance with the terms of the Service Agreement, the amount of any Losses to which it is entitled hereunder against any amounts owed to or held for the Shareholders by MedCath or its Affiliates under the Service Agreement.

     (f) Notwithstanding anything in this Agreement to the contrary, in no event shall either party hereto have any liability to the other under this Article XII for any failure of this transaction to qualify as a tax-free transaction or reorganization under the Code.

     12.07 Definitions.

     For purposes of this Article XII the following terms shall have the following meanings:

     (a) "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of an Indemnity Notice.

     (b) "Final Amount" means the amount of any Losses or Loss determined in accordance with this Article XII.

     (c) "Indemnified Party" means any Person claiming indemnification under any provision of Article XII.

     (d) "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of this Article XII.

     (e) "Indemnity Notice" means written notification pursuant to Section 12.05 of a claim for indemnity under Article XII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

     (f) "Losses" shall mean any and all claims, liabilities, obligations, losses, damages, deficiencies, penalties, fines, assessments, encumbrances, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, consultant's and expert's fees and expenses and reasonable costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding, administrative proceeding (including informal proceeding or demand), but not including special, indirect or consequential damages and without giving effect to any multiple of earnings.

     (g) "Person" means any natural person, corporation, general partnership, limited partnership, trust, other business organization or other entity and shall include, without limitation, MedCath, the Company and each Shareholder.

     (h) "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of the claim set forth in an Indemnity Notice.

                                  ARTICLE XIII

                                     GENERAL

     13.01 Entire Agreement; Modifications.

     This Agreement (including the Exhibits and Schedules referred to herein) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements relating thereto, whether oral or written. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party's knowledge of any inaccuracy in any representation or warranty contained herein) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

     13.02 Binding Effect.

     All of the terms and provisions of this Agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors, permitted assigns, heirs and personal representatives. Except as expressly provided herein, nothing herein is intended to confer upon any person other than the parties, their successors, permitted assigns, heirs and personal representatives, any rights or remedies under or by reason of this Agreement.

     13.03 Public Announcements.

     Except as may be required by law (so long as advance written notice thereof is given by the party making the required release or announcement), any and all public announcements or releases related to the Transactions shall be approved by MedCath and the Shareholders in advance of dissemination.

     13.04 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The parties hereto may execute this Agreement on separate signature pages, and there is no requirement that all parties sign the same signature pages. Signatures may be by fax if followed promptly by original signature pages.

     13.05 Costs and Expenses.

     Each party hereto assumes the payment of its own costs and expenses (including any legal and/or accounting fees) in connection with the negotiation and execution of this Agreement and the consummation of the Transactions.

     13.06 Assignment.

     No Shareholder shall have the right to assign its rights or to delegate its obligations under this Agreement without the prior written consent of MedCath.

     13.07 Notices.

     All notices, requests, instructions, documents and other communications provided for herein or given hereunder shall be in writing and shall be deemed to have been given if sent to the parties at the following addresses in the manner set forth below:

          (a) If to MedCath to:

                             MedCath Incorporated
                             7621 Little Avenue, Suite 106
                             Charlotte, North Carolina  28226
                             Attention:  President

          with a copy to:

                             Moore & Van Allen, PLLC
                             NationsBank Corporate Center
                             100 N. Tryon Street, Floor 47
                             Charlotte, North Carolina  28202-4003
                             Attention:  Hal A. Levinson

          (b) If to Shareholders or any Shareholder:

                              Pima Heart Physicians, P.C.
                              445 N. Silverbell, Suite 200
                              Tucson, Arizona  85745
                              Attention:  Chief Executive Officer

          in either case, with a copy to:

                              Jeff C. Padden, Esq.
                              Bonn, Luscher, Padden & Wilkins
                              805 North 2nd Street
                              Phoenix, Arizona 85004

     All such notices, requests, instructions, documents and other communications shall be sent either by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service providing receipt of delivery and shall be deemed to have been given three (3) days after being deposited in the mails or one (1) day after being delivered to such a courier service. Any party from time to time may change its address, or other information for the purpose of notices to that party, by giving notice specifying such change to the other parties hereto in the manner provided hereby.

     13.08 Governing Law.

     This Agreement shall be construed and governed under the domestic, internal law (but not the conflicts of law principles) of the State of Arizona.

     13.09 Severability.

     Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effective without such void or illegal clause section or part shall, nevertheless, remain in full force and effect.

     13.10 Review By Shareholders.

     EACH SHAREHOLDER HEREBY WAIVES AND RELEASES ANY CLAIM OF SUCH SHAREHOLDER AGAINST ANY DIRECTOR OR SHAREHOLDER OF THE COMPANY OR AGAINST THE SHAREHOLDERS BASED ON THEIR APPROVAL OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     13.11 Knowledge.

     As used in this Agreement, the phrase "to the knowledge" and any substantially similar words and phrases shall mean the actual knowledge of a person (or, in the case of a person that is a corporation or other entity, the actual knowledge of the officers of the corporation or persons holding similar positions in an unincorporated entity) and the knowledge such person could be expected to have after making due inquiry with respect to the matter involved.

     13.12 Cancellation of Shareholders Agreement.

     By execution and delivery of this Agreement, each Shareholder and the Company consents to the consummation of the transactions contemplated by the Agreement by the other parties hereto, notwithstanding any restrictions contained in the Company's bylaws or any shareholders agreement or buy-sell agreement among the Company and the Shareholders all of which agreements are hereby cancelled.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

                                                 MEDCATH:

                                                 MEDCATH INCORPORATED

                                                 By:      /s/ David Crane
                                                    ----------------------------
                                                 Printed Name:   David Crane
                                                 Title:   Executive V.P. & COO


                                                 SHAREHOLDERS:

                                                 /s/ Stephen S. Algeo
                                                 -------------------------------
                                                 Stephen S. Algeo, M.D.

                                                 /s/ John E. Boulet
                                                 -------------------------------
                                                 John E. Boulet, M.D.

                                                 /s/ Laryenth D. Lancaster
                                                 -------------------------------
                                                 Laryenth D. Lancaster, M.D.

                                                 /s/ David I. Lapan
                                                 -------------------------------
                                                 David I. Lapan, M.D.

                                                 /s/ Monty C. Morales
                                                 -------------------------------
                                                 Monty C. Morales, M.D.

                                                 /s/ Marius M. Wagner
                                                 -------------------------------
                                                 Marius M. Wagner, M.D.

                                                 /s/ Edward Byrne-Quinn
                                                 -------------------------------
                                                 Edward Byrne-Quinn, M.D.

                                                 /s/ Jose J. Fernandez
                                                 -------------------------------
                                                 Jose J. Fernandez, M.D.

                                                 /s/ Charles A. Katzenberg
                                                 -------------------------------
                                                 Charles A. Katzenberg, M.D.

                                                 /s/ Lou L. Lancero
                                                 -------------------------------
                                                 Lou L. Lancero, M.D.

                                                 /s/ Santiago C. Ramirez
                                                 -------------------------------
                                                 Santiago C. Ramirez, M.D.

                                                 /s/ Lawrence P. Temkin
                                                 -------------------------------
                                                 Lawrence P. Temkin, M.D.

                                                 /s/ Jerrold A. Winter
                                                 -------------------------------
                                                 Jerrold A. Winter, M.D.

Schedules


         5.02              Corporate Documents
         5.04              Shareholders List
         5.05              Financial Statements
         5.06              Absence of Undisclosed Liabilities
         5.07              Absence of Certain Recent Changes
         5.08(a)           Assets
         5.08(b)           UCC Searches
         5.09              Contracts and Leases
         5.10              Defaults and Consents
         5.11              Litigation
         5.12              Court Orders, Decrees and Laws
         5.13              Employee Matters
         5.14              Labor Matters
         5.15              Insurance; Malpractice
         5.20              Company Benefit Plans
         5.22              Bank Accounts; Officers
         5.23              Environmental Matters
         5.26              Taxes
         5.27              Investments
         5.28              Affiliated Transactions
         7.02              No Dividends on Shares; No Share Transfers

Exhibits


         A                 Shareholder Interests

                                                                       Exhibit A

--------------------------------------------------------------------------------
Name of Shareholder                 Company Shares                MedCath Shares
--------------------------------------------------------------------------------

Stephen S. Algeo, M.D.              [   ]                         [           ]
John E. Boulet, M.D.                [   ]                         [           ]
Laryenth D. Lancaster, M.D.         [   ]                         [           ]
David I. Lapan, M.D.                [   ]                         [           ]
Monty C. Morales, M.D.              [   ]                         [           ]
Marius M. Wagner, M.D.              [   ]                         [           ]
Edward Byrne-Quinn, M.D.            [   ]                         [           ]
Jose J. Fernandez, M.D.             [   ]                         [           ]
Charles A. Katzenberg, M.D.         [   ]                         [           ]
Lou L. Lancero, M.D.                [   ]                         [           ]
Santiago C. Ramirez, M.D.           [   ]                         [           ]
Lawrence P. Temkin, M.D.            [   ]                         [           ]
Jerrold A. Winter, M.D.             [   ]                         [           ]


[ ] These portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.